SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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A.D.A.M., INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 16, 2008

Dear Shareholder:

You are cordially invited to attend the 2008 Annual Meeting of Shareholders (the “Annual Meeting”) of A.D.A.M., Inc. to be held on May 21, 2008 at 1600 RiverEdge Parkway, Suite 100, Atlanta, Georgia 30328-4696. The Annual Meeting will begin promptly at 9:00 a.m., local time, and we hope that it will be possible for you to attend in person.

The items of business are listed in the Notice of Annual Meeting and are more fully addressed in the Proxy Statement following the Notice.

Please date, sign and return your proxy card in the enclosed envelope at your earliest convenience to assure that your shares will be represented and voted at the Annual Meeting even if you cannot attend in person. If you attend the Annual Meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

On behalf of your Board of Directors, thank you for your continued support and interest in A.D.A.M., Inc.

Sincerely,

Mark B. Adams Secretary

Whether or not you expect to attend the Annual Meeting, please complete, sign and date the enclosed proxy and return it promptly in the enclosed envelope which does not require any postage if mailed in the United States. If you attend the Annual Meeting, you may revoke the proxy and vote your shares in person.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 21, 2008

The Annual Meeting of Shareholders (the “Annual Meeting”) of A.D.A.M., Inc. (the “Company”) will be held at 1600 RiverEdge Parkway, Suite 100, Atlanta, Georgia 30328-4696, on Wednesday, May 21, 2008 at 9:00 a.m., local time, for the following purposes:

(1)	To elect one director to serve until the 2011 Annual Meeting of Shareholders; and

(2)	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only the holders of record of the Company’s common stock, par value $0.01 per share, at the close of business on March 7, 2008 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A list of shareholders as of the close of business on March 7, 2008 will be available at the Annual Meeting for examination by any shareholder.

By Order of the Board of Directors,

Kevin S. Noland President and Chief Executive Officer

Atlanta, Georgia

April 16, 2008

A.D.A.M., INC.

1600 RiverEdge Parkway, Suite 100

Atlanta, Georgia 30328

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 21, 2008

The 2008 Annual Meeting of Shareholders (the “Annual Meeting”) of A.D.A.M., Inc. (the “Company”, “we”, “us” or “our”) will be held at 9:00 a.m. local time on May 21, 2008, at 1600 RiverEdge Parkway, Suite 100, Atlanta, Georgia, for the purposes set forth in the preceding Notice of Annual Meeting of Shareholders. The enclosed form of proxy is solicited by the Board of Directors of the Company and the cost of the solicitation will be borne by the Company. This Proxy Statement and the accompanying proxy are first being mailed to shareholders of the Company on or about April 16, 2008. The address of the principal executive offices of the Company is 1600 RiverEdge Parkway, Suite 100, Atlanta, Georgia 30328.

Voting and Revocability of Proxies

When proxy cards are properly executed, dated and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareholders. If no specific instructions are given, the shares will be voted FOR the election of the nominees for directors set forth herein. In addition, if other matters come before the Annual Meeting, the persons named in the proxy card will vote in accordance with their best judgment with respect to such matters. Any proxy given pursuant to this solicitation may be revoked by any shareholder who attends the Annual Meeting and gives oral notice of his election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the Annual Meeting by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy for the same shares bearing a later date.

Record Date and Ownership

Only shareholders of record as of the close of business on the record date of March 7, 2008 will be entitled to vote at the Annual Meeting. As of that date, the Company had outstanding 9,724,525 shares of common stock, $0.01 par value per share. Shareholders of record as of the close of business on March 7, 2008 are entitled to one vote for each share of common stock held. No cumulative voting rights are authorized and dissenters’ rights for shareholders are not applicable to the matters being proposed.

Quorum; Required Vote; Abstentions and Broker Non-Votes

The presence in person or by proxy of holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. The affirmative vote of a plurality of the shares present in person or by proxy and entitled to vote is required to elect directors. With respect to any other matter that may properly come before the Annual Meeting, the approval of any such matter would require a greater number of votes cast in favor of the matter than the number of votes cast opposing such matter. Shares held by nominees for beneficial owners will be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented even if the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (a “broker non-vote”). Broker non-votes will not be counted as votes for or against matters presented for shareholder consideration. Abstentions with respect to a proposal are counted for purposes of establishing a quorum. If a quorum is present, abstentions will have no effect on the outcome of any vote.

Expenses of Solicitation

The Company will bear the entire cost of the proxy solicitation, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional materials furnished to shareholders. Copies of proxy solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names, which are beneficially owned by others to forward to such beneficial owners. In addition, the Company may reimburse such persons for their cost of forwarding the solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by use of telephone, email, telegram, facsimile or personal solicitation by the Company’s directors, officers or regular employees. No additional compensation will be paid for such services. The Company may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Costs for such services, if retained, will not be material.

PROPOSALS TO BE VOTED ON

Proposal No. 1: Election of Directors

The Board of Directors of the Company presently consists of five directors divided among three classes, with the directors in each class serving staggered three-year terms. The term of one director, Robert S. Cramer, Jr., will expire at the 2008 Annual Meeting. Mr. Cramer is standing for reelection to the Board of Directors. Mr. Cramer will serve for a term of three years, ending in 2011, and until his successor is elected and qualified.

In the event that the director nominee named below withdraws or for any reason is not able to serve as director, all proxies voted in favor of such nominee will be voted for such other person as may be designated by the Board of Directors, but in no event will the proxy be voted for more than one nominee. The Board of Directors recommends the election of the nominee listed below. Management of the Company has no reason to believe that the nominee will not serve if elected.

The following person has been nominated for election to the Board of Directors to serve until the 2011 Annual Meeting and until his successor is elected and qualified:

Robert S. Cramer, Jr., age 47, is a co-founder of the Company, has served as Chairman of the Board and a director since the Company’s inception in March 1990, and served as Chief Executive Officer from September 1996 to January 2006. Since January 2006, he has served as our non-executive Chairman. Mr. Cramer currently serves as the Chief Executive Officer of ThePort Network, Inc., an Internet technology company he co-founded in 1999. Mr. Cramer also serves as Chairman of the Board of Metro – Atlanta Task Force for the Homeless, a non-profit organization.

The Board of Directors of the Company recommends that shareholders vote “FOR” the election of Mr. Cramer.

Each of the following persons is a member of the Board of Directors who is not standing for election to the Board this year and whose term will continue after the 2008 Annual Meeting.

Directors Serving for a Term Expiring at the 2009 Annual Meeting

Clay E. Scarborough, age 53, was elected to the Board of Directors in January 2005. Since 2003, Mr. Scarborough has been the Chief Financial Officer of Xtend Consulting, LLC, a reseller of business enterprise-level computer equipment. Mr. Scarborough served as Chief Financial Officer of Abacus Solutions, LLC, an affiliate of Xtend Consulting, from 2003 through March 31, 2008. Mr. Scarborough previously served as Chief Financial Officer of Channelogics, Inc., a provider of software to the broadband cable access market, from 1999 through 2003. Also, from 1999 to 2003, Mr. Scarborough provided Chief Financial Officer services to technology companies as a partner of Tatum CFO Partners and as an independent consultant. Mr. Scarborough provided consulting services to the Company in 2002 and served as the Company’s Chief Financial Officer from 1992 to 1995.

Kevin S. Noland, age 45, was appointed the Company’s Chief Executive Officer in January 2006 and continues to serve as the Company’s President, a position he has held since January 2004. Mr. Noland was elected to the Board of Directors in March 2006. He held the title of Chief Operating Officer of the Company from 2000 through 2005. He served as the Company’s Director of Marketing from 1996 to 1999 and was named Vice President of Marketing and Corporate Communications in 1999.

Directors Serving for a Term Expiring at the 2010 Annual Meeting

Daniel S. Howe, age 48, has been a director of the Company since December 1996. Mr. Howe has served as the President of Howe Development, Inc., a real estate and investment company, since January 1990. Howe Development focuses on shopping centers, freestanding drug stores and other commercial development property in the Southeastern United States.

Mark Kishel, M.D., age 61, joined the Company’s Board of Directors in November 2001. Dr. Kishel has served as President and Chief Executive Officer of Emedicine Solutions, Inc. since March 2001. Prior to serving on the Board, Dr. Kishel was Executive Vice President and Chief Medical Officer for Blue Cross Blue Shield of Georgia from 1993 until its acquisition by Wellpoint in 2001. Dr. Kishel is a board certified pediatrician and a Fellow of the American Academy of Pediatrics. Over the years, has served in executive medical director roles for several national insurance carriers, including Travelers, HealthAmerica and Lincoln National. He has served on the Blue Cross Blue Shield Association’s National Medical Council. Dr. Kishel also served as a director and founder of the Center for Healthcare Improvement, a collaborative research venture between the Medical College of Georgia and Blue Cross and Blue Shield of Georgia, and is currently a director of the Boys and Girls Club of Metro Atlanta.

Other Information Regarding Directors

On January 23, 2006, the Securities and Exchange Commission (the “Commission”) announced the filing of an action against Dr. Kishel, a former director of Immucor, Inc. (“Immucor”), for engaging in insider trading in the securities of Immucor. The Commission alleged that while a director of Immucor, Dr. Kishel purchased securities of Immucor while in possession of material nonpublic information. In a consent filed with the Commission, Dr. Kishel agreed, without admitting or denying the allegations in the complaint, to the entry of a final judgment permanently enjoining him from future violations of the securities laws. Dr. Kishel also consented to pay disgorgement of $14,767 plus interest and a one-time civil penalty of $13,650.

CORPORATE GOVERNANCE AND BOARD MATTERS

Meetings of the Board of Directors

The Board of Directors of the Company presently consists of five directors divided among three classes, with the directors in each class serving staggered three-year terms. During 2007, the Board held four meetings. Each director attended at least 75% of the aggregate number of meetings held by the Board of Directors and any committees of the Board of Directors on which such director served. All five directors attended the Company’s 2007 Annual Meeting of Shareholders. The Board does not have a policy requiring Board members to attend the Company’s Annual Meeting of Shareholders.

Board Independence

The Board has determined that a majority of the Board is “independent” in accordance with the applicable rules of The Nasdaq Global Market. The Board has determined that each of the Company’s directors is independent other than Messrs. Cramer and Noland.

Lead Independent Director

The Board has appointed an independent director to serve in a lead capacity (“Lead Director”) to coordinate the activities of the other independent directors, and to perform such other duties and responsibilities as the Board of Directors may determine. Currently the Lead Director is Mark Kishel, M.D. The Lead Director:

•	Presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•	Acts as a key liaison between the Chairman and the independent directors;

•	Assists the Chairman in setting the Board agenda and frequency of meetings;

•	Has the authority to call meetings of the independent directors; and

•	Communicates Board member feedback to the Chairman.

Meetings of Independent Directors

The independent directors meet in regularly scheduled executive sessions, at which only independent directors are present, at least twice per year, in conjunction with regularly scheduled Board meetings.

Committees of the Board of Directors

The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board has adopted a written charter for each of these committees, copies of which are available on the Company’s website at www.adam.com. These committees, their members and functions are discussed below.

Audit Committee. The Audit Committee is presently composed of Messrs. Scarborough (Chair) and Howe and Dr. Kishel. The Audit Committee met seven times during 2007. The Audit Committee is responsible for appointing independent accountants, reviewing with the independent accountants the scope and results of the audit engagement and consulting with independent accountants and management with regard to the Company’s accounting methods and control procedures. The Audit Committee reviews and pre-approves all audit and non-audit services performed by the Company’s auditing accountants. In accordance with the applicable rules of The Nasdaq Global Market, the Company has determined that Mr. Scarborough, Mr. Howe and Dr. Kishel are independent, have not participated in the preparation of the financial statements of the Company at any time during the past three years and are able to read and understand fundamental financial statements. The Company has, and will continue to have, at least one member of the Audit Committee who has the requisite experience or background which results in the individual’s financial sophistication. The Board has determined that Mr. Scarborough meets the SEC criteria of an “audit committee financial expert”.

Compensation Committee. The Compensation Committee is currently composed of Dr. Kishel (Chair), and Messrs. Howe and Scarborough. All members of the Compensation Committee are independent in accordance with the applicable rules of The Nasdaq Global Market. The Compensation Committee met seven times during 2007. The Compensation Committee is responsible for reviewing recommendations from the Chairman of the Board of Directors with regard to the compensation of executive officers of the Company and reporting to the Board of Directors its recommendations with regard to such compensation and is also responsible for operating and administering the Company’s Amended and Restated 1992 Stock Option Plan and its 2002 Stock Incentive Plan. The Company’s Chief Executive Officer does not attend or participate in portions of committee meetings involving voting or deliberations on compensation of the Chief Executive Officer.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is currently composed of Dr. Kishel (Chair), and Messrs. Howe and Scarborough. All members of the Nominating Committee are independent in accordance with the applicable rules of The Nasdaq Global Market.

The Nominating and Corporate Governance Committee met three times during 2007. The Nominating and Corporate Governance Committee is responsible for setting qualification standards for director nominees, assisting the Board in identifying individuals qualified to become Board members and recommending to the Board director nominees for the next Annual Meeting of Shareholders and director nominees to fill any vacancies on the Board, and advising the Board on corporate governance matters.

Shareholder Nominations

The Company’s Nominating and Coporate Governance Committee will consider director nominees recommended by shareholders. Candidates must be highly qualified, exhibiting the experience and expertise required of the Board’s own pool of candidates, having an interest in the Company’s business, and also having the ability to attend and prepare for Board and committee meetings. Any candidate must state in advance his or her willingness and interest in serving on the Board. Shareholders wishing to suggest candidate(s) for consideration at the 2009 Annual Meeting should submit their proposals in accordance with the procedures set forth in the Company’s Bylaws.

Shareholder nominations must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty days prior to the meeting; provided, however, that in the event that less than forty days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder’s notice shall set forth:

(a) as to each proposed shareholder nominee, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and

(b) as to the shareholder giving the notice: (i) the shareholder’s name and address, as they appear on the Company’s books; and (ii) the class and number of shares of stock of the Company beneficially owned by such shareholder.

No person shall be eligible for election as a director of the Company unless nominated in accordance with the above procedures. The Chairman shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the prescribed procedures, and if the Chairman should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee regularly assesses the appropriate size of our Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current members of our Board, professional search firms, shareholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year. In evaluating shareholder recommendations, the Nominating and Corporate Governance Committee uses the qualifications standards discussed above and seeks to achieve a balance of knowledge, experience and capability on the Board.

Shareholder Communications with the Board

The Board of Directors has implemented a process for shareholders to send communications to the Board. Any shareholder desiring to communicate with the Board, or with specific individual directors, may do so by writing to the Company’s Secretary at the address of the Company’s principal executive offices. The Company’s

Secretary has been instructed by the Board to promptly forward all such communications to the Board or such individual directors.

Shareholder Proposals for 2009 Annual Meeting

Any shareholder proposals intended to be presented at the Company’s 2009 Annual Meeting of Shareholders must comply with the notice procedures set forth in the Company’s Bylaws and as set forth below and only to the extent that such business is appropriate for shareholder action under the provisions of the Georgia Business Corporation Code. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than sixty days prior to the meeting; provided, however, that in the event that less than forty days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting:

(a) A brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

(b) The proposing shareholder’s name and address, as they appear on the Company’s books;

(c) The class and number of shares of stock of the Corporation beneficially owned by the shareholder; and

(d) Any material interest of the shareholder in the proposed business.

No shareholder proposals will be considered at an annual meeting unless brought forward in accordance with the prescribed procedures. At an annual meeting, the Chairman shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting, and if the Chairman should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

The deadline for submission of shareholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2009 annual meeting of shareholders is December 24, 2008. Any such proposal received by our principal executive offices in Atlanta, Georgia after such date will be considered untimely and may be excluded from the proxy statement and form of proxy.

Code of Conduct

The Company has adopted a Code of Conduct applicable to all company employees, which is currently available on the Company’s website at www.adam.com.

Compensation of Directors

The following table sets forth information concerning the compensation earned during the last fiscal year by each individual who served as a director, other than Mr. Noland, at any time during the fiscal year:

Name	Fees Earned or Paid in Cash ($)	Option Awards (1) ($)	Stock Awards (2) ($)	All Other Compensation ($)	Total ($)
Robert S. Cramer, Jr. (3)	56,834		8,708	350,500	416,042
Daniel S. Howe	23,000		8,797		31,797
Mark Kishel, M.D.	32,500		8,797		41,297
Clay E. Scarborough	38,000	57,880	8,797		104,677

(1)	Reflects the dollar amount recognized as expense during 2007 for financial reporting purposes in accordance with FAS 123(R) for all stock awards outstanding for any portion of the current year. Assumptions used in the calculation of this amount are included in the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and 2006, as filed with the Securities and Exchange Commission. The aggregate number of option awards outstanding as of December 31, 2007, for Mr. Cramer was 395,000, Mr. Howe 63,083, Dr. Kishel 95,000 and Mr. Scarborough 25,000.

(2)	Reflects the dollar amount recognized as expense during 2007 for financial reporting purposes in accordance with FAS 123(R) for all stock awards issued and vested that year.

(3)	Effective December 31, 2006, the Company and Mr. Cramer agreed that the Company would terminate Mr. Cramer’s employment agreement with the Company. During 2007, Mr. Cramer received $350,500 in severance. Mr. Cramer will remain as a non-executive Chairman of the Board.

No Family Relationships Among Directors and Officers

There are no family relationships between any director or executive officer of the Company and any other director or executive officer of the Company.

EXECUTIVE OFFICERS

Executive officers of the Company are appointed by the Board of Directors and hold office at the pleasure of the Board. The executive officers and the three most highly compensated officers of the Company are as follows:

Name	Position
Kevin S. Noland	President and Chief Executive Officer
Mark B. Adams	Chief Financial Officer and Secretary
John Gedney	Chief Operating Officer, Online Benefits, Inc.
James L. Retel	Vice President, Sales, A.D.A.M., Inc.
David Cleary	Vice President, Sales, Online Benefits, Inc.

Kevin S. Noland, age 45, was appointed the Company’s Chief Executive Officer in January 2006 and has served as the Company’s President since January 2004. He held the title of Chief Operating Officer of the Company from 2000 through 2005. He served as the Company’s Director of Marketing from 1996 to 1999 and was named Vice President of Marketing and Corporate Communications in 1999.

Mark B. Adams, age 56, was appointed the Company’s Chief Financial Officer in April 2006 and Secretary in June 2006. He was previously the Chief Financial Officer at Miller Zell from September 2003 to June 2006 and the Chief Financial Officer at Micron Optics, Inc. from December 2000 to April 2003. He began his career at Arthur Andersen, LLP.

John Gedney, age 48, was appointed the Chief Operating Officer of Online Benefits, Inc., a subsidiary of the Company subsequent to its acquisition in August 2006. He was previously a co-founder and the President of Online Benefits, Inc. since its founding in March 1999 until the sale in August 2006.

James L. Retel, age 54, was appointed the Vice President, Sales of the Company in November 2000.

David Cleary, age 40, was appointed the Vice President, Sales, Online Benefits, Inc., a subsidiary of the Company in August 1999.

EXECUTIVE COMPENSATION

Compensation Committee

The Compensation Committee of the Board of Directors consists of three non-employee directors. The Compensation Committee is responsible for setting and administering the policies that govern our executive compensation. The responsibilities of the Compensation Committee include the following:

•

Review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate the performance of the Chief Executive Officer in light of those goals and objectives, and set the level of the Chief Executive Officer’s compensation based on this evaluation.

•	Determine the base and incentive compensation of our other senior officers that report directly to the Chief Executive Officer, the “Management Committee.”

•	Make recommendations to the Board of Directors with respect to equity-based compensation plans.

•

Administer our stock option, stock incentive, and other stock compensation plans (including, without limitation, the 2002 Stock Incentive Plan and the 1992 Option Plan) as required by Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

•

Report the Compensation Committee’s activities to the Board of Directors on a regular basis and make such recommendations with respect to such activities as the Compensation Committee or the Board of Directors may deem necessary or appropriate.

The Compensation Committee is responsible for making compensation decisions for the President and Chief Executive Officer and the Management Committee. The Compensation Committee is also responsible for making compensation recommendations regarding our non-employee directors. The Compensation Committee retained Phillip Blount and Associates, Inc. (“Phillip Blount”), an independent human resources and compensation consulting firm, to provide competitive intelligence and advice about the Management Committee compensation program design and competitive compensation levels. In addition, employees of the Company provide support to the Compensation Committee in carrying out its responsibilities. Employee attendees at Compensation Committee meetings may include the President and Chief Executive Officer and the Chief Financial Officer.

In 2007, the Compensation Committee met a total of seven times, five in person and twice via telephone. The agenda for meetings of the Compensation Committee are determined by its Chairman, with the assistance of the President and Chief Executive Officer and the Chief Financial Officer. Topics covered by the Compensation Committee in 2007 included the following:

•	Retaining a consulting firm for professional services in designing and implementation of compensation strategies and obtaining an analysis of competitive compensation information.

•	Competitive compensation programs for the Management Committee.

•	Competitive compensation and rewards for our non-employee directors.

•	Salary changes and annual incentive cash bonus programs for the Management Committee.

•	Long-term stock incentive awards for employees on the Management Committee and all other employees as a group.

•	Review and structure of the employees benefit plans including the 2002 Stock Incentive Plan, the 1992 Option Plan and the Company’s 401(k) Plan.

In making recommendations on compensation of the Management Committee, the Compensation Committee relies on Phillip Blount, an independent third-party source, for competitive data and recommendations on competitive compensation, and on the President and Chief Executive Officer for performance data on individual members (other than the President and Chief Executive Officer).

Compensation Committee Interlocks and Insider Participation

Dr. Kishel and Messrs. Howe and Scarborough are the members of the Compensation Committee. Dr. Kishel and Mr. Howe are not current or former officers or employees of the Company. Mr. Scarborough is not a current officer or employee of the Company, but was the Company’s Chief Financial Officer from 1992 to 1995.

In connection with the Company’s preferred stock investment in ThePort Network, Inc. (“ThePort”) during the year ended December 31, 2001, the Company entered into a five-year agreement whereby the Company had exclusive distribution rights to ThePort’s products within the healthcare industry. As of December 31, 2001, the Company had pre-paid $125,000 of the contract fee to be applied against future subscription fees. The Company had committed to generate $1,500,000 in subscription fees during the initial term of the original agreement. The initial term of the agreement commenced on August 20, 2001 and continued for five years from that date. On February 14, 2003, ThePort agreed to accept a payment of $125,000 from the Company to release the Company from the minimum guarantee in its entirety. ThePort retained the $125,000 pre-payment previously made and the Company was granted non-exclusive rights to ThePort’s products within the healthcare industry.

At December 31, 2007 and 2006, the Company held an approximate 29% and 32% voting interest in ThePort, respectively. The Chairman of the Board of Directors, Mr. Cramer, who also currently serves as the Chairman of the Board of Directors of ThePort, held an approximate 9% and 7% voting interest in ThePort at December 31, 2007 and 2006, respectively, and held a convertible note from ThePort in the amount of approximately $3,574,000 and $1,699,000 at December 31, 2007 and 2006, respectively. Two of the other directors of the Company, Dr. Kishel and Mr. Howe, also own equity interests in ThePort.

As of December 31, 2007 and 2006, the Company held a 2% investment in BeBetter Networks, Inc. (“BeBetter”). As of December 31, 2007 and 2006, our Chairman of the Board of Directors, Mr. Cramer, held an approximate 2% voting interest in BeBetter.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of the Board of Directors is responsible for determining, implementing, and maintaining fair, reasonable, and competitive compensation for the Management Committee, while continuing to create shareholder value. Throughout this proxy statement, the individuals who served as our President and Chief Executive Officer and Chief Financial Officer during fiscal 2007, as well as the other individuals included in the Summary Compensation Table, are referred to as the “executive officers.”

Philosophy & Objectives

The Compensation Committee’s overall goals with respect to the Management Committee are to provide compensation sufficient to attract, motivate and retain executives of outstanding ability, performance, and potential, and to establish and maintain an appropriate relationship between compensation and the creation of shareholder value. The Compensation Committee believes that the most effective compensation program is one that provides competitive base pay, rewards the achievement of established annual and long-term goals and objectives, and provides an incentive for retention.

To this end, the three compensation elements used for the Management Committee in 2007 were base salary, annual cash incentive bonus and equity awards. The Compensation Committee believes that these three elements are the most effective combination in motivating and retaining at this stage in our development.

Base Salary. The Compensation Committee’s philosophy is to maintain a base salary at a competitive level sufficient to recruit and retain individuals possessing the skills and capabilities necessary to achieve our goals over the long term. Each individual’s base salary is determined by the Compensation Committee after considering a variety of factors that include market value and prospective value to us, including the knowledge, experience, and accomplishments of the individual, the individual’s level of responsibility, and the typical compensation levels for individuals with similar credentials. The Compensation Committee may, considering the advice of our management, change the salary of an individual on the basis of its judgment for any reason, including our performance or that of the individual, changes in responsibility, and changes in the market for individuals with similar credentials.

Annual Cash Incentive Bonus. The purpose of the annual cash incentive bonus program for the Management Committee is to motivate and reward the achievement of specific preset corporate goals agreed to in advance by the Board of Directors along with the achievement of individual performance goals. Achievement of established goals at the end of the measurement period is reviewed and approved by Compensation Committee. Target annual cash incentive bonuses are set based upon analysis of competitive data (see “Setting the Management Committee Compensation” below).

Long-term Stock Incentive Awards. Long-term stock incentive awards are a fundamental element in our compensation program because they emphasize our long-term performance, as measured by creation of shareholder value, and foster a commonality of interest between shareholders and our Company’s leaders. In addition, they are crucial to a competitive compensation program these individuals and they act as a powerful retention tool.

Setting the Management Committee Compensation

The process of determining compensation for the Management Committee began with a presentation of the competitive data to the Compensation Committee by Phillip Blount, an independent human resources and compensation consulting firm. Phillip Blount provided the Compensation Committee with relevant market data and alternatives to consider when making compensation decisions.

Once the Compensation Committee had reviewed this analysis, separate meetings were held with the Company’s President and Chief Executive Officer, at which the performance of each executive officer was discussed. Based upon the analysis provided by Phillip Blount in combination with these individual performance assessments, the Compensation Committee determined the new base salary for each member of the Management Committee, along with a bonus for the prior year’s performance and an equity award.

The Compensation Committee approved a 2007 cash incentive bonus program for the non-sales Management Committee members based upon achieving corporate financial goals for revenue and cashflow targets for 2007 and achievement of individual objectives. For the sales members, a sales commission program was based on new customer contracts and revenues.

Compensation Elements

The Management Committee compensation structure consists of base salary, annual cash incentive bonus and long-term stock incentive grants. There is no pre-established policy or target for the allocation between cash and incentive compensation. Rather, the Compensation Committee reviews competitive compensation information provided by Phillip Blount to determine the appropriate level and mix of incentive compensation.

Base Salary

Salary levels are typically considered annually as part of our performance review process as well as upon a promotion or other change in job responsibility. All competitive and performance data are reviewed by the Compensation Committee in order to make compensation decisions that will maintain a competitive standing for each member of the Management Committee but not place them outside a reasonable range of compensation set by their peers in the industry. Salaries are set based on a review of the competitive data, consideration of individual performance, compensation relative to other members of the Management Committee and the importance to shareholders of that person’s continued service.

Annual Cash Incentive Bonus

Bonuses are determined by the Compensation Committee with advice from our management, based upon the Compensation Committee’s assessment of the achievement of our corporate goals for the measurement period in the prior year. In determining bonuses for 2007 performance, the Compensation Committee considered the individual’s achievement of preset corporate goals relating to the relevant goals of revenues, cashflow, individual objectives, or new customer contracts. For 2007 the target revenue goal was $28,908,000 and adjusted EBITDA for cashflow goal was $7,860,000.

Based upon our 2007 performance in relation to these goals, the Compensation Committee determined that 2007 corporate performance should be rewarded at various payout levels. Actual revenues and adjusted EBITDA were 96% and 101% of the target, respectively. The bonus awards made to executive officers are reported in the Summary Compensation Table.

Long-term Stock Incentive Awards

Long-term stock incentive awards may include stock options, stock appreciation rights and restricted stock awards and are intended to provide a meaningful component of the Management Committee’s compensation. They provide compensation in a manner that is intrinsically related to long-term shareholder value because they are linked to the value of our Common Stock. Historically, we have relied solely on stock options as a means of providing equity incentives for our executives. However, our 2002 Stock Incentive Plan enables the grant of all of the forms of equity-based compensation referred to above.

In determining the size of a long-term stock incentive award to an individual member of the Management Committee, the Compensation Committee considers Company performance, competitive data and the individual’s scope of responsibility and continuing performance. Also, since the long-term stock incentive award is meant to be a retention tool, the Compensation Committee considers the importance to shareholders of that person’s continued service.

Options are granted at no less than 100% of the fair market value on the date of grant, and typically vest over the first three years of the ten-year option term. During 2007, stock options granted in 2006 based on future financial performance of the company’s operating units were modified. The target for the performance objectives were changed for 2007 vesting to $27,611,000 for revenue and $6,343,000 for adjusted EBITDA, and the performance options were made service options for 2008 and 2009 vesting.

Post-Termination Protection

The Company has provided for severance payments to executive officers from time to time through individual employment agreements with such officers. The Compensation Committee believes these severance benefits are important to protect the Company’s officers from being involuntarily terminated prior to or after a change in control and that the amounts provided for in such agreements are reasonable in nature. In addition, the Compensation Committee believes that these severance benefits align executive and shareholder interests by enabling the executive officers to consider corporate transactions that are in the best interest of the shareholders and other constituents of the Company without undue concern over whether the transactions may jeopardize the officers’ own employment. In March 2008 the Compensation Committee approved amendments to the employment agreements for our President and Chief Executive Officer and Chief Financial Officer. The amendments increased the amount of severance payable and modified the agreements to comply with Section 409A of the Internal Revenue Code. Information regarding these arrangements is provided in the section “Employment Agreements.”

Timing of Annual Awards

In order to assess the performance of a full calendar year, annual awards are distributed in February or March of the following year. Salary increases for 2007 were effective on March 1, 2007. Cash bonus awards for 2007 performance were paid on February 29, 2008. Stock option awards for executive officers were effective on the date approved by the Compensation Committee, which for 2007 was May 30, 2007.

Compensation for Newly Hired Executive Officers

When determining compensation for a new executive officer, factors taken into consideration are the individual’s skills, background and experience, the individual’s potential impact on our short-and long-term success and competitive data from both the list of peer companies and industry-specific published surveys, and data collected from executive search consultants and prospective candidates during the recruitment process.

President and Chief Executive Officer’s Compensation

Mr. Noland’s base salary was set at $260,000 per year for the two months from January to February 2007 and $270,400 per year for the ten months from March to December 2007. He received a grant of 45,000 stock options during 2007. His bonus for 2007 performance was $111,540. The Compensation Committee determined Mr. Noland’s compensation awards after considering a variety of factors, including Mr. Noland’s performance, his level of responsibility within our company, industry surveys and the counsel provided by Phillip Blount, based on industry compensation data.

Perquisites and Other Personal Benefits

Executives participate in employee benefit plans generally available to our employees, including medical, health, life insurance, disability plans and the 401(k) plan.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Mark Kishel, M.D. (Chairman)

Daniel S. Howe

Clay E. Scarborough

SUMMARY COMPENSATION TABLE

The following table provides certain information concerning the compensation earned during the fiscal years ended December 31, 2006 and 2007 by our President and Chief Executive Officer, Chief Financial Officer and our three other most highly-compensated executive officers:

Name and Principal Position	Year	Salary (1) ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation (3) ($)	All Other Comp (4) ($)	Total ($)
Kevin S. Noland	2007	268,667	96,611	111,540	6,440	483,258
President and Chief Executive Officer	2006	238,125	22,745	56,875		317,745

Mark B. Adams	2007	204,167	206,321	69,300	8,409	488,197
Chief Financial Officer	2006	134,635	56,863	37,656		229,154

John Gedney	2007	250,000	118,855	53,750	382,950	805,555
Chief Operating Officer, Online Benefits, Inc.	2006	112,500	34,118	55,000		201,618

James L. Retel	2007	128,529		156,343	6,334	291,206
VP, Sales, A.D.A.M., Inc.	2006	128,529		90,858		219,387

David Cleary VP, Sales, Online Benefits, Inc.	2007	175,000	17,985	38,651	6,851	238,487

(1)	Includes amounts earned but deferred at the election of the Named Executive Officer, such as salary deferrals under the Company’s 401(k) Plan established under Section 401(k) of the Internal Revenue Code.

(2)	Reflects the dollar amount recognized for financial reporting purposes in accordance with FAS 123(R) and thus may include amounts from awards granted in and prior to 2007. Expense recognized for financial reporting purposes equals the number of shares attributable to 2007 service multiplied by the fair market value per share of the award as of the date of grant. The weighted-average grant date fair market value of our outstanding stock awards is included in Note 11 to our audited financial statements included in our 2007 Annual Report on Form 10-K.

(3)	Represents performance based bonus and sales commission amounts earned in 2007 under our annual cash incentive bonus and sales commission programs.

(4)	Includes amounts related to company paid group term life insurance premiums for coverage over $50,000, health insurance reimbursements for participating in the company sponsored fitness program, and a company 401k match. Also included for Mr. Gedney is $375,000 for payments earned under his separation agreement of October 22, 2007.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information with respect to option awards and other plan-based awards granted during the fiscal year ended December 31, 2007 to our named executive officers:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Option Awards: Number of Securities Underlying Options (2) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value ($)
		Threshold ($)	Target ($)	Maximum ($)
Kevin S. Noland	05/30/2007				45,000	6.30	72,450
		13,520	135,200	270,400

Mark B. Adams	05/30/2007				45,000	6.30	72,450
		8,400	105,000	210,000

John Gedney	05/30/2007				35,000	6.30	56,349
		7,500	125,000	250,000

James L. Retel			100,000

David Cleary	05/30/2007				5,000	6.30	8,049
			56,711

(1)	For Messrs. Noland, Adams and Gedney, the amounts reflect the range of payments under the cash bonus program, with the threshold set at the target amount and the maximum of the target amount; the target amount is based on the individual’s current salary and represents 50% of Messrs. Noland and Gedney’s base salaries and represents 40% of the base salary for Mr. Adams. For Messrs. Retel and Cleary, the amount reflects the payout at target as there were no minimum or maximums set for their operating unit; the target and bonus was set upon achievement of certain earnings targets.

(2)	Options granted under our 2002 Stock Incentive Plan have an exercise price equal to the closing price on The Nasdaq Global Market on the day before the grant date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information with respect to the value of all unexercised options previously awarded to our named executive officers as of December 31, 2007:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (1) (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (2) (#)	Option Exercise Price ($)	Option Expiration Date
Kevin S. Noland	12,000			3.69	04/20/2008
	2,000			5.25	1/14/2009
	12,000			7.94	04/12/2009
	25,000			13.00	01/12/2010
	19,375			5.91	05/10/2010
	25,000			4.00	08/25/2010
	75,000			1.94	01/02/2011
	125,000			3.06	01/14/2012
	125,000			0.41	01/03/2013
	40,000	32,000	32,000	5.43	08/14/2016
			45,000	6.30	05/30/2017

Mark B. Adams	60,000	100,000	100,000	5.43	08/14/2016
			45,000	6.30	05/30/2017

John Gedney	26,000	52,000	52,000	5.43	08/14/2016
			35,000	6.30	05/30/2017

James L. Retel	25,000			4.00	11/27/2010
	30,000			3.06	01/14/2012

David Cleary	6,800	8,400	8,400	5.43	08/14/2016
			5,000	6.30	05/30/2017

(1)	The remaining unvested portion of the August 14, 2006 option grants vest at the rate of 50% per year for the years 2008 through 2009 based on service.

(2)	The entire May 30, 2007 grants vest on the annual grant date at a rate of 33% per year for the years 2008, 2009 and 2010.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information concerning option exercises by our named executive officers and vesting of our Common Stock held by them during the fiscal year ended December 31, 2007:

Name	Option Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)
Kevin S. Noland	25,500	111,180
Mark B. Adams (2)
John Gedney	24,000	68,880
James L. Retel (2)
David Cleary (2)

(1)	Based on the difference between the market price of our Common Stock on the date of exercise and the exercise price.

(2)	No amounts to report.

The Company has not awarded restricted stock or stock appreciation rights to any employee, the Company has no long-term incentive plans, as that term is defined in SEC regulations, and the Company has no defined benefit or actuarial plans covering any of the Company’s employees.

Employment Agreements

On January 9, 2006, Kevin S. Noland and the Company entered into a Third Amendment (the “Third Amendment”) to the Employment Agreement dated February 21, 2002, as amended by a First Amendment to Employment Agreement dated March 14, 2005 and further amended by a Second Amendment to Employment Agreement dated October 3, 2005. Under the terms of the Third Amendment, Mr. Noland will serve as the Chief Executive Officer of the Company, in addition to his position as President of the Company.

Under Mr. Noland’s employment agreement, if the Company terminates Mr. Noland’s employment without Cause (as defined in the agreement), the Company will continue to pay Mr. Noland’s annual base salary for a 24-month period, and for a 24-month period following termination, the Company shall pay the COBRA premiums necessary for the Employee to continue the same medical coverage Mr. Noland carried while an active employee. If Mr. Noland voluntarily resigns with good reason or within 12 months following a Change of Control (as defined in the agreement), then in either case the Company shall, not later than 10 business days following the date of termination of employment, pay to Mr. Noland a lump sum cash amount equal to twice his annual base salary, and for a 24-month period following termination, pay the COBRA premiums necessary for Mr. Noland to continue the same medical coverage Mr. Noland carried while an active employee.

On April 10, 2006, Mark B. Adams and the Company entered into an employment agreement. Under the terms of the agreement, Mr. Adams will serve as Chief Financial Officer of the Company.

In accordance with Mr. Adams’ employment agreement, if the Company terminates Mr. Adams’s employment Without Cause (as defined in the agreement), the Company will continue to pay his then base salary for a twelve-month (12) month period if terminated after April 10, 2007. Additionally, if Mr. Adams voluntarily resigns with good reason or within twelve months following a Change of Control (as defined in the employment agreement) (for any or no reason), then, in either such case, the Company shall, not later than 10 business days after such termination, pay Mr. Adams a lump sum cash amount equal to the sum of his Base Salary (as defined in the employment agreement) at the time of his termination. The Company shall also continue to provide all existing health and accident, hospitalization and medical expense insurance coverage for a period of one year following the date of termination.

On August 14, 2006, John Gedney and the Company entered into an employment agreement. Under the terms of the agreements, Mr. Gedney will serve as Chief Operating Officer of Online Benefits, Inc. with an initial annual base salary of $250,000 and incentive bonuses.

In accordance with Mr. Gedney’s employment agreement, if the Company terminates employment Without Cause (as defined in the agreement) or if Mr. Gedney voluntarily resigns, with good reason, or within 180 and 240 days following a Change of Control (for any or no reason), the Company will continue to pay his (1) current base salary for an eighteen-month (18) month period, (2) the earned but unpaid annual cash incentive bonus and (3) an amount sufficient to cover COBRA premiums for medical insurance for an eighteen month period.

On October 22, 2007, the Company and Mr. Gedney agreed that the Company would terminate Mr. Gedney’s employment with the Company Without Cause effective January 1, 2008. Under the terms of Mr. Gedney’s agreement, the Company will pay Mr. Gedney eighteen months of his prior salary ($375,000), his earned but unpaid bonus for 2007 ($53,700) and will reimburse Mr. Gedney for certain health insurance costs for a period of eighteen months.

On March 31, 2008 the Company entered into amended and restated employment agreements with each of Kevin S. Noland, our President and Chief Executive Officer, and with Mark B. Adams, our Chief Financial Officer. The amended and restated agreements increased the amount due to each executive in the event of termination of the executive’s employment as a result of death or disability to include a prorated bonus amount for the period of the year worked prior to death or disability. The amended and restated agreements also increased the amount of severance payable to each executive in the event of termination of the executive Without Cause, resignation by the executive for Good Reason or resignation by the executive within 12 months of a Change of Control (each as defined in the amended and restated employment agreements) to include a prorated bonus amount for the period of the year worked prior to the termination or resignation. The amended and restated agreements also increased the severance amount payable to each executive to include an amount reflected as the target bonus amount for Mr. Noland and Mr. Adams, respectively, in the severance payment. In addition, the amended and restated agreements also provide for a lump sum payment of severance to each of the executives to comply with Section 409A of the Internal Revenue Code.

Under Mr. Noland’s amended and restated employment agreement, if the Company terminates Mr. Noland’s employment Without Cause, the Company will pay Mr. Noland a severance payment equal to the sum of (i) 200% of the aggregate amount of his annual base salary as in effect on the date of termination; (ii) 100% of Mr. Noland’s annual base salary as in effect on the date of termination, which represents Mr. Noland’s target bonus amount; and (iii) a prorated bonus amount for the fiscal year in which the termination occurs. The Company shall also pay the COBRA premiums necessary for Mr. Noland to continue the same medical coverage he carried while an active employee for an 18-month period following termination. If Mr. Noland voluntarily resigns With Good Reason or within 12 months following a Change of Control, then, in either case, the Company shall pay to Mr. Noland the severance amount described above, and for an 18-month period following termination, pay the COBRA premiums necessary for Mr. Noland to continue the same medical coverage he carried while an active employee.

Under Mr. Adams’s amended and restated employment agreement, if the Company terminates Mr. Adams’s employment Without Cause the Company will pay Mr. Adams a severance payment equal to the sum of (i) 100% of the aggregate amount of his annual base salary as in effect on the date of termination; (ii) 40% of the his annual base salary as in effect on the date of termination, which represents Mr. Adam’s target bonus amount; and (iii) a prorated bonus amount for the fiscal year in which the termination occurs. The Company shall also pay the COBRA premiums necessary for Mr. Adams to continue the same medical coverage he carried while an active employee for a 12-month period following termination. If Mr. Adams voluntarily resigns With Good Reason or within 12 months following a Change of Control, then, in either case, the Company shall pay to Mr. Adams severance amount described above, and for a 12-month period following termination, pay the COBRA premiums necessary for Mr. Adams to continue the same medical coverage he carried while an active employee.

The Company also has executed Employee Confidentiality and Nondisclosure Agreements with its executive officers and senior management.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table sets forth information with respect to compensation to the executives upon Termination or a Change in Control:

Name	Benefits (1)(2)(3)	Before Change in Control Termination w/o Cause or for Good Reason	After Change in Control Termination w/o Cause or for Good Reason
Kevin S. Noland	Severance Pay	$540,800	$540,800
	Health Benefits	19,969	19,969
	Equity Acceleration		187,230

Mark B. Adams	Severance Pay	210,000	210,000
	Health Benefits	9,007	9,007
	Equity Acceleration		328,350

John Gedney	Severance Pay	428,750	428,750
	Health Benefits	16,812	16,812
	Equity Acceleration		225,330

James L. Retel (4)

David Cleary	Equity Acceleration		35,046

(1)	Severance pay equals the executive’s current salary as of December 31, 2007 for the period provided in the individual’s employment agreement as indicated in the employment agreement discussion herein and for Mr. Gedney, unpaid bonus amounts for the year ended December 31, 2007. In March 2008 the Compensation Committee approved amendments to the employment agreements for our President and Chief Executive Officer and Chief Financial Officer. The amendments increased the amount of severance payable to $922,740 for Mr. Noland and $363,300 for Mr. Adams.

(2)	Health benefits reflects the premiums for the severance period provided in the individual’s employment agreement for medical or health related programs. Amounts are based on the premiums in effect at December 31, 2007.

(3)	Equity acceleration is the aggregate intrinsic value of unvested stock options as of December 31, 2007. Aggregate intrinsic value represents only the value for those options in which the exercise price of the option is less than the market value of our stock on December 31, 2007.

(4)	No amounts to report.

Equity Compensation Plan Information

The following table provides information as of December 31, 2007 regarding the Company’s two equity compensation plans, the 1992 Stock Option Plan and the 2002 Stock Incentive Plan, each of which has been approved by the Company’s shareholders.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,744,325	$4.92	595,224
Equity compensation plans not approved by security holders	—	—	—

Total	2,744,325	$4.92	595,224

RELATED PARTY TRANSACTIONS

Procedures for Approval of Related Person Transactions

It is the responsibility of the Company’s Audit Committee to review all transactions or arrangements between our company and any of our directors, officers, principal shareholders or any of their respective affiliates, associates or related parties.

Related Person Transactions

On May 30, 2001, we received a full-recourse promissory note from our Chairman of the Board of Directors, and then Chief Executive Officer (“Executive”), Robert S. Cramer, Jr., for approximately $341,000 (the “Exercise Note”) for the exercise of 150,000 options at $1.94 per share and a $50,000 promissory note (the “Tax Note”) in connection with a loan to our Executive to pay taxes related to the stock exercise. The notes accrued interest of 6.25% per annum and were due in full on or before May 29, 2006. Part of the Exercise Note, in the amount of $291,000, was secured by 150,000 shares of our common stock and recorded in shareholders’ equity. As of December 31, 2005, both notes and related interest had been fully satisfied using bonuses earned and paid under the Executive’s amended employment agreement.

In connection with the Company’s preferred stock investment in ThePort Network, Inc. (“ThePort”) during the year ended December 31, 2001, the Company entered into a five-year agreement whereby the Company had exclusive distribution rights to ThePort’s products within the healthcare industry. As of December 31, 2001, the Company had pre-paid $125,000 of the contract fee to be applied against future subscription fees. The Company had committed to generate $1,500,000 in subscription fees during the initial term of the original agreement. The initial term of the agreement commenced on August 20, 2001 and continued for five years from that date. On February 14, 2003, ThePort agreed to accept a payment of $125,000 from the Company to release the Company from the minimum guarantee in its entirety. ThePort retained the $125,000 pre-payment previously made and the Company was granted non-exclusive rights to ThePort’s products within the healthcare industry.

At December 31, 2007 and 2006, the Company held an approximate 29% and 32% voting interest in ThePort, respectively. The Chairman of the Board of Directors, Mr. Cramer, who also currently serves as the Chairman of the Board of Directors of ThePort, held an approximate 9% and 7% voting interest in ThePort at December 31, 2007 and 2006, respectively, and held a convertible note from ThePort in the amount of approximately $3,574,000 and $1,699,000 at December 31, 2007 and 2006, respectively. Two of the other directors of the Company, Dr. Kishel and Mr. Howe, also own equity interests in ThePort.

As of December 31, 2007 and 2006, the Company held a 2% investment in BeBetter Networks, Inc. (“BeBetter”). As of December 31, 2007 and 2006, our Chairman of the Board of Directors, Mr. Cramer, held an approximate 2% voting interest in BeBetter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the ownership of our Common Stock as of March 7, 2008, unless otherwise indicated, by (1) all shareholders known by us to beneficially own more than five percent of the outstanding Common Stock, (2) each of the directors and nominees for director, (3) each executive officer, including those named in the Summary Compensation Table, and (4) all of our directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Class (2)
Burnham Asset Management Corporation (3).	781,000	8.0%
Robert S. Cramer, Jr (4).	714,575	7.4%
Capital Source Finance LLC	636,835	6.5%
Kevin S. Noland (5)	495,375	5.1%
James L. Retel (6)	118,550	1.2%
Mark Kishel, M.D. (7)	103,405	1.1%
Mark Adams (8).	102,000	1.0%
Daniel S. Howe (9)	66,488	*
Clay E. Scarborough (10).	28,405	*
All executive officers and directors as a group (seven persons) (11)	1,628,798	16.7%

*	Less than 1%

(1)	Except as indicated in the footnotes set forth below, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares shown as owned by, and the voting power of, individual shareholders include shares which are not currently outstanding but which such shareholders are entitled to acquire or will be entitled to acquire within 60 days. Such shares are deemed to be outstanding for the purpose of computing the percentage of outstanding common stock owned by the particular shareholder, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Based on 9,724,525 shares outstanding on March 7, 2008.

(3)	As reported on an Amended Schedule 13G filed on January 25, 2008 by Burnham Asset Management Corporation, which may be deemed to beneficially own the shares in its capacity as an investment adviser.

(4)	Includes 395,000 shares issuable upon exercise of options that are exercisable within 60 days.

(5)	Includes 460,375 shares issuable upon exercise of options that are exercisable within 60 days.

(6)	Includes 55,000 shares issuable upon exercise of options that are exercisable within 60 days.

(7)	Includes 95,000 shares issuable upon exercise of options that are exercisable within 60 days.

(8)	Includes 100,000 shares issuable upon exercise of options that are exercisable within 60 days.

(9)	Includes 63,083 shares issuable upon exercise of options that are exercisable within 60 days.

(10)	Includes 25,000 shares issuable upon exercise of options that are exercisable within 60 days.

(11)	Includes 1,193,458 shares issuable upon exercise of options that are exercisable within 60 days.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons who own more than 10% of the outstanding common stock of the Company to file with the Securities and Exchange Commission reports of changes in ownership of the common stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the year ended December 31, 2007, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors consists of three directors, who are each independent in accordance with the applicable rules of the Nasdaq Global Market. The Audit Committee operates under a written charter adopted by the Board of Directors and is responsible for overseeing the Company’s financial reporting process on behalf of the Board of Directors. The members of the Audit Committee are Mr. Scarborough (Chair), Mr. Howe and Dr. Kishel. Each year the Audit Committee selects our independent registered public accounting firm and approves all audit and non-audit services provided by the independent registered public accounting firm.

Management is responsible for our financial statements and the financial reporting process, including internal controls. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board in the United States and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and Tauber & Balser, P.C., (“Tauber & Balser”), our independent registered public accounting firm. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with Tauber & Balser the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees, as amended by Statement on Auditing Standards No. 89 (Audit Adjustments) and Statement on Auditing Standards No. 90 (Audit Committee Communications)). These matters included a discussion of Tauber & Balser’s judgments about the quality (not just the acceptability) of our accounting principles as applied to our financial reporting.

The Audit Committee has received the written disclosures and letter from Tauber & Balser as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and the Audit Committee discussed with Tauber & Balser that firm’s independence. The Audit Committee further considered whether the provision by Tauber & Balser of the non-audit services described above is compatible with maintaining the registered public accounting firm’s independence.

Based upon the Audit Committee’s discussion with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management and the disclosures by the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission.

Audit Committee

Clay E. Scarborough (Chairman)

Dan S. Howe

Mark Kishel, M.D.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The Audit Committee has approved the selection of Tauber & Balser P.C. as independent public accountants to audit the books of the Company for the current year, to report on the consolidated balance sheets and related statements of income, changes in shareholders’ equity and cash flows of the Company and to perform such other appropriate accounting services as may be required by the Company.

One or more representatives of Tauber & Balser P.C. are expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Audit Fees. The aggregate fees billed for assurance and related services rendered by Tauber & Balser P.C. for the audit of the Company’s annual financial statements for 2007 and 2006 were $103,213 and $123,034, respectively. The aggregate fees billed by Tauber & Balser P.C. for review of the financial statements included in the Company’s Forms 10-Q for 2007 and 2006 were $38,753 and $30,728, respectively.

Audit-Related Fees. There were no additional fees, beyond those reported under “Audit Fees” above, for audit-related services billed to the Company by Tauber & Balser P.C. during 2007 or 2006.

Tax Fees. During 2007 and 2006, there were no fees accrued or billed by Tauber & Balser P.C. for tax compliance, tax advice, or tax planning.

All Other Fees. During 2007, an additional $6,628 was billed by Tauber & Balser P.C. other than for the services reported above for research and review of the May 22, 2007 stock option modification, review of the SOX implementation approach and initial research and review of the November 20, 2007 SEC comment letter. During 2006, an additional $54,619 was billed by Tauber & Balser P.C. other than for the services reported above related to due diligence, opening balance sheet, and revenue accounting rules for the acquisition of Online Benefits, Inc. The additional services for 2007 and 2006 were approved by the Audit Committee pursuant to its pre-approval policy.

Pre-Approval of Non-Audit Services. The Audit Committee has established a policy governing our use of Tauber & Balser for non-audit services. Under the policy, management may use Tauber & Balser for non-audit services that are permitted under the Commission’s rules and regulations, provided that management obtains the Audit Committee’s approval before such services are rendered.

OTHER MATTERS

Report to Shareholders for the Year Ended December 31, 2007

The Annual Report of the Company for the year ending December 31, 2007, including audited financial statements, accompanies this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of proxies.

Other Business

The Board of Directors knows of no other matters to be brought before the 2008 Annual Meeting. However, if other matters should come before the Annual Meeting it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their judgment of what is in the best interest of the Company.

By Order of the Board of Directors,

Mark B. Adams
Secretary

Atlanta, Georgia

April 16, 2008

A.D.A.M., INC

1600 Riveredge Parkway, Suite 100 Atlanta, Georgia 30328

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Kevin S. Noland and Mark Kishel, M.D., or either of them, with power of substitution to each, the proxies of the undersigned to vote the common stock of the undersigned at the Annual Meeting of Shareholders of A.D.A.M., Inc. (the “Company”) to be held on May 21, 2008 at 9:00 a.m. at the Company’s offices located at 1600 RiverEdge Parkway, Suite 100, Atlanta, Georgia 30328, and any adjournments or postponements thereof:

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF SHAREHOLDERS OF

A.D.A.M., INC.

May 21, 2008

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

10000000000000000000 9 052108

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

1. To elect Robert S. Cramer Jr. to serve as a member of the Company’s board of directors for a term of three years and until his successor is elected and qualified:

NOMINEE:

FOR THE NOMINEE Robert S. Cramer Jr.

WITHHOLD AUTHORITY TO VOTE FOR THE NOMINEE

2. In accordance with their best judgment upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

At the present time, the Board of Directors is not aware of any matters to be presented for action at the meeting other than the election of a director as set forth above. This proxy also confers discretionary authority to vote with respect to the election of any person as director where the nominee is unable to serve or for good cause will not serve and on matters incident to the conduct of the meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder Date: Signature of Shareholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.